Exhibit 99.1

Press Release	Source: Enigma Software Group, Inc.

Enigma Software Group, Inc. Announces Financial Results for Second Quarter and Six Months, Fiscal 2005

Friday, August 12, 8:45 am ET

NEW YORK, August 12, 2005 (PRIMEZONE) -- Enigma Software Group, Inc. (OTC BB: ENGM.OB - News), (“Enigma”), today announced its financial results for the second quarter of fiscal 2005, which ended June 30, 2005 and also for the six-month period then ended. Enigma, which formerly had been known as Maxi Group, Inc., (“Maxi”) is a developer of an Internet-based search network and downloadable security software products.

Summary Financial Results

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
($ in thousands, except per share data)	2005	2004	2005	2004

Total Revenue	$16,435	$4	$21,471	$9
Operating Income (Loss)	$15,597	($5,459)	$19,626	($9,911)
Net Income (Loss)	$8,442	($5,599)	$10,697	($10,055)
Net Income (Loss) Per Share	$0.52	($0.38)	$0.68	($0.69)
Net Cash (Used in) Provided by Operating Activities	($327)	($904)	($156)	$2,494

Total revenue for the second quarter of fiscal 2005 was $16.4 million, compared to $4,000 for the second quarter of fiscal 2004. For the six month period of fiscal 2005, total revenue was $21.5 million, compared to $9,000 for the comparable prior year period. These increases of $16.431 million and $21.462 million are almost entirely a result of our accounting policy for revenue recognition with respect to license fees generated from the sales of downloadable software products.

Revenue recognition requirements in the software industry are very complex and require us to make some estimates. For a full understanding of our accounting policy, the reader is urged to review our public filings, which are available online at http://www.sec.gov. Generally cash is received at the time of sale, but recognition of the revenue from the sale is deferred. As a result, 99% of the revenue reported for both the second quarter and six month period of fiscal 2005 represents cash from sales that were generated in prior fiscal years.

Net cash used in operating activities was $327,000 for the second quarter of fiscal 2005, compared to $904,000 for the first quarter of fiscal 2004. For the six month period, net cash used in operating activities was $156,000 as compared to net cash provided by operating activities of $2.5 million for the prior year period. Cash and restricted cash at June 30, 2005 totaled $466,000, of which approximately $10,000 was restricted. This compares to $3.1 million at June 30, 2004, which included $1.0 million of restricted cash. At December 31, 2004, cash and restricted cash totaled $1.6 million, of which $1.0 million was restricted. The decrease in restricted cash of approximately $990,000 from December 31, 2004 to June 30, 2005 contributed substantially to funding operations for the first six months of fiscal 2005, without which Enigma would have reported net cash used in operating activities of approximately $1.1 million.

Operating income for the second quarter of fiscal 2005 was $15.6 million, compared to an operating loss of $5.5 million for the second quarter of fiscal 2004. For the six month period of fiscal 2005, operating income was $19.6 million, compared to an operating loss of $9.9 million for the comparable prior year period. The increases in operating income for each period resulted from both our accounting policy for revenue recognition, as well substantial decreases in operating expenses, as we have both decreased our marketing costs and restructured our company.

(continued)

Net income for the second quarter of fiscal 2005 was $8.43 million, equivalent to $.52 per common share, compared to a net loss of $5.6 million for the second quarter of fiscal 2004, which was equivalent to $(.38) per common share. For the six month period of fiscal 2005, net income was $10.7 million, equivalent to $.68 per common share compared to a net loss of $10.1 million for the comparable prior year period, which was equivalent to $(.69) per common share.

ABOUT ENIGMA SOFTWARE GROUP, INC.

Enigma develops and markets digital products and services for the consumer market. Enigma is known mostly for its Anti Spyware software product SpyHunter. SpyHunter is distributed exclusively over the Internet by download. Enigma owns and operates several websites, including the internet search engine www.adorons.com. Enigma Software operates within the United States with a worldwide customer base.

This release contains forward-looking statements relating to the development of Enigma Software Group, Inc.'s products and services and future operating results, including statements regarding Enigma Software Group's software, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words ``believe,'' ``expect,'' ``intend,'' ``anticipate,'' variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Enigma Software Group Inc.'s actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Enigma Software Group, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Enigma Software Group, Inc.
Condensed Balance Sheet
June 30, 2005
(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$456,433
Restricted cash	9,500
Accounts receivable	257,941
Prepaid expenses and other current assets	14,262
Prepaid income taxes	256,711

Total current assets	994,847

Property and equipment, net	388,453
Security deposit	84,458

Total Assets	$1,467,758

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$61,612
Income taxes payable	438,901
Deferred revenue	611,730

Total current liabilities	1,112,243

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, par value $0.001, 100,000,000 shares authorized;
16,243,267 issued and outstanding	16,243
Additional paid-in capital	(55,502)
Retained earnings	394,774

Total stockholders' equity	355,515

Total Liabilities and Stockholders' Equity	$1,467,758

Enigma Software Group, Inc.
Condensed Statements of Operations
For the three-month and six month periods ended June 30,
(unaudited)

	Three Month Periods		Six Month Periods
	ended June 30,		ended June 30,
	2005	2004	2005	2004
Revenues:
Sales of software products	$16,418,139		$21,400,177
Commission income and advertising revenues	16,817	$4,152	70,334	$9,085
Total revenues	16,434,956	4,152	21,470,511	9,085

Expenses:
Marketing and selling	66,804	2,528,703	240,869	6,572,044
General and administrative	730,843	2,912,786	1,523,592	3,304,056
Depreciation and amortization	40,262	21,756	80,523	43,512

Total costs and expenses	837,909	5,463,245	1,844,984	9,919,612

Operating income (loss)	15,597,047	(5,459,093)	19,625,527	(9,910,527)
Other income	238		238	484
Interest income	3,895	8,057	7,546	8,649

Income (loss) before income tax provision	15,601,180	(5,451,036)	19,633,311	(9,901,394)
Income tax provision	7,159,001	148,090	8,936,167	153,363

Net income (loss)	$8,442,179	$(5,599,126)	$10,697,144	$(10,054,757)

Basic net income/(loss) per common share	$0.52	$(0.38)	$0.68	$(0.69)
Diluted net income/(loss) per common share	$0.52	$(0.38)	$0.67	$(0.69)

Weighted average shares outstanding:
Basic	16,243,267	14,650,001	15,838,007	14,650,001
Diluted	16,258,443	14,650,001	15,847,798	14,650,001

Enigma Software Group, Inc.
Condensed Statements of Cash Flows
For the six-month periods ended June 30,
(unaudited)

	2005	2004

Cash flows from operating activities:
Net Income (loss)	$10,697,144	$(10,054,756)
Adjustments to reconcile net income (loss) to net cash provided by
(used in) operating activities:
Interest income on officer’s loan	(819)
Depreciation and amortization	80,523	43,512
Changes in:
Restricted cash	995,140	(317,196)
Accounts receivable	(245,000)	292,569
Prepaid expenses and other current assets	139,140	(61,979)
Deferred tax asset	8,495,000
Accounts payable and accrued expenses	(202,968)	(155,089)
Income taxes payable	438,901
Deferred revenue	(20,552,839)	12,746,458

Net cash (used in) provided by operating activities	(155,778)	2,493,519

Cash flows from investing activities:
Purchase of property and equipment	(3,523)	(348,523)

Cash flows from financing activities:
Repayment of loans by shareholders and related parties		12,350
Repayment of bank overdraft		(58,007)

Net cash used in financing activities		(45,657)

Net increase in cash and cash equivalents	(159,301)	2,099,339
Cash and cash equivalents - beginning of period	615,734	-

Cash and cash equivalents - end of period	$456,433	$2,099,339

Non-cash transaction:
Common shares redeemed in connection with repayment of
loan and interest by shareholder	$123,485

Contact:
Enigma Software Group, Inc.
Richard M. Scarlata, Chief Financial Officer
(888) 360-0646
________________________
Source: Enigma Software Group, Inc.